Exhibit 21.1

Jurisdiction of
Entity Name	Incorporation

XO Holdings, Inc.	Delaware

XO Holdings, Inc. Subsidiaries:
Nextlink Wireless, Inc.	Delaware
V & K Holdings.	Delaware
XO Communications, LLC.	Delaware

XO Communications, LLC Subsidiaries:
LHP Equipment, Inc.	Delaware
XO Communications Services, Inc.	Delaware
XO Interactive, Inc.	Washington
XO International Holdings, Inc.	Delaware
XO Services, Inc.	Delaware
XO Nevada Merger Sub, Inc	Delaware
50% Interest in Telecommunications of Nevada, L.L.C.	Delaware
XO Management Services, Inc	Washington
XO Global Communications, Inc	Delaware
Coast to Coast Telecommunications, Inc.	Delaware
XO Long Distance Services (Virginia), LLC	Delaware

XO Communications Services, Inc. Subsidiaries:
XO Intercity Holdings No. 1, LLC.	Washington
XO Mindshare, LLC.	Washington
XO Virginia, LLC.	Washington

XO Management Services, Inc. Subsidiary:
XO Management Services Nevada, Inc.	Washington

XO International Holdings, Inc. Subsidiaries:
XO International, Inc.	Delaware
Nextlink Global ApS	Denmark
99% Interest in XO Asia Limited	Hong Kong

XO International, Inc. Subsidiaries:
1% Interest in XO Asia Limited	Hong Kong

XO Intercity Holdings No. 1, LLC Subsidiaries:
XO Data Services, LLC.	Delaware
XO Intercity Holdings No. 2, LLC	Delaware

XO Nevada Merger Sub., Inc. Subsidiary:
50% Interest in Telecommunications of Nevada, L.L.C.	Delaware